SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK
--X
ST JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO,

Petitioners,

-against-

TOWN OF SMITHTOWN, TOWN OF SMITHTOWN PLANNING BOARD; BARBARA DESORBE, in her official capacity as Chairperson of the Town of Smithtown Planning Board; WILLIAM MARCHESI, in his official Capacity as a member of the Town of Smithtown Planning Board; THOMAS UNVERZAGT, in his official capacity as member of the Town of Smithtown Planning Board; GYRODYNE LLC; and GYRODYNE COMPANY OF AMERICA, INC.,

Respondents.
--X

NOTICE OF APPEAL

Index No.: 608051/2022

PLEASE TAKE NOTICE, that the Petitioners, ST JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO, appeal to the Appellate Division, Second Department from an order of the Supreme Court, Suffolk County (Liccione, J.), dated October 11, 2024 and entered with the Clerk of the Court on October 18, 2024 and that this appeal is from each and every part thereof by which Petitioners are aggrieved.

Dated: Uniondale, New York
October 28, 2024

Yours, etc.,

RIVKIN RADLER LLP
Attorneys for Petitioners-Appellants
ST JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO

By: *E. Christopher Murray*

E. Christopher Murray, Esq.
926 RXR Plaza
Uniondale, New York 11556-0926
(516) 357-3000.
File No.: 014302.00001

TO: BRIAN S. STOLAR
HARRIS BEACH, PLLC
Attorneys for Respondents
Town of Smithtown and Town Planning Board and its Members
The Omni
333 Earle Ovington Blvd., Suite 901
Uniondale. NY 11553
516-880-8484
bstolar@harrisbeach.com

JOHN M. WAGNER
J T. SHEA
REBECCA R. SKLAR
CERTILMAN BALIN ADLER & HYMAN, LLP
Co-Attorneys for Respondents
Gyrodyne LLC and Gyrodyne Company of America, Inc.
100 Motor Parkway, Suite 560
Hauppauge, NY I 1788
rsklar@certilmanbalin.com
tshea@certilmanbalin.com
jwagner@certilmanbalin.com

BRIAN J. WHEELIN
JOSEPH L. CLASEN
ROBINSON & COLE, LLP
Co-Attorneys for Respondents
Gyrodyne, LLC and Gyrodyne Company of America, Inc.
Chrysler East Building
666 Third Avenue. 20th Fl
New York. NY 10017
jclasen@rc.com
bwheelin@rc.com

Supreme Court of the State of New York
Appellate Division: Second Judicial Department

Informational Statement (Pursuant to 22 NYCRR 1250.3 [a])

Case Title: Set forth the title of the case as it appears on the summons, notice of petition or order to show cause by which the matter was or is to be commenced, or as amended.

ST JAMES – HEAD OF THE HARBOR NEIGHBOR-HOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO,

- against -

TOWN OF SMITHTOWN, TOWN OF SMITHTOWN PLANNING BOARD; BARBARA DESORBE, in her official capacity as Chairperson of the Town of Smithtown Planning Board; WILLIAM MARCHESI, in his official Capacity as a member of the Town of Smithtown Planning Board; THOMAS UNVERZAGT, in his official capacity as member of the Town of Smithtown Planning Board; GYRODYNE LLC; and GYRODYNE COMPANY OF AMERICA, INC.,

For Court of Original Instance

Date Notice of Appeal Filed

For Appellate Division

Case Type

- ☐ Civil Action
- ☐ CPLR article 75 Arbitration
- ☒ CPLR article 78 Proceeding
- ☐ Special Proceeding Other
- ☐ Habeas Corpus Proceeding

Filing Type

- ☒ Appeal
- ☐ Original Proceedings
  - ☐ CPLR article 78
  - ☐ Eminent Domain
  - ☐ Labor Law § 220 or § 220-b
  - ☐ Public Officers Law § 36
  - ☐ Real Property Tax Law § 1278
- ☐ Transferred Proceeding
  - ☐ CPLR article 78
  - ☐ Executive Law § 298
- ☐ CPLR 5704 Review

Nature of Suit: Check up to three of the following categories which best reflect the nature of the case.

☒ Administrative Review	☐ Business Relationships	☐ Commercial	☐ Contracts
☐ Declaratory Judgment	☐ Domestic Relations	☐ Election Law	☐ Estate Matters
☐ Family Court	☐ Mortgage Foreclosure	☐ Miscellaneous	☐ Prisoner Discipline & Parole
☐ Real Property (other than foreclosure)	☐ Statutory	☐ Taxation	☐ Torts

Appeal

Paper Appealed From (Check one only):	If an appeal has been taken from more than one order or judgment by the filing of this notice of appeal, please indicate the below information for each such order or judgment appealed from on a separate sheet of paper.

☐ Amended Decree	☐ Determination	■ Order	☐ Resettled Order
☐ Amended Judgement	☐ Finding	☐ Order & Judgment	☐ Ruling
☐ Amended Order	☐ Interlocutory Decree	☐ Partial Decree	☐ Other (specify):
☐ Decision	☐ Interlocutory Judgment	☐ Resettled Decree	
☐ Decree	☐ Judgment	☐ Resettled Judgment	

Court: SUPREME COURT	County: SUFFOLK COUNTY
Dated: OCTOBER 11, 2024	Entered: OCTOBER 11, 2024
Judge (name in full): MAUREEN T. LICCIONE	Index No.: 608051/2022
Stage: ☐ Interlocutory ■ Final ☐ Post-Final	Trial: ☐ Yes ■ No If Yes: ☐ Jury ☐ Non-Jury

Prior Unperfected Appeal and Related Action or Proceeding Information

Are any appeals arising in the same action or proceeding currently pending in the court? ☐ Yes ☑ No
If Yes, please set forth the Appellate Division Case Number assigned to each such appeal.

Where appropriate, indicate whether there is any related action or proceeding now in any court of this or any other jurisdiction, and if so, the status of the case:

Original Proceeding

Commenced by: ☐ Order to Show Cause ☐ Notice of Petition ☐ Writ of Habeas Corpus	Date Filed:
Statute authorizing commencement of proceeding in the Appellate Division:	

Proceeding Transferred Pursuant to CPLR 7804(g)

Court:	County:
Judge (name in full):	Order of Transfer Date:

CPLR 5704 Review of Ex Parte Order:

Court:	County:
Judge (name in full):	Dated:

Description of Appeal, Proceeding or Application and Statement of Issues

Description: If an appeal, briefly describe the paper appealed from. If the appeal is from an order, specify the relief requested and whether the motion was granted or denied. If an original proceeding commenced in this court or transferred pursuant to CPLR 7804(g), briefly describe the object of proceeding. If an application under CPLR 5704, briefly describe the nature of the ex parte order to be reviewed.

This is an appeal from an order which denied the Petition and dismissed the Article 78 Proceeding.

Issues: Specify the issue(s) proposed to be raised on the appeal, proceeding, or application for CPLR 5704 review, the grounds for reversal or modification to be advanced and the specific relief sought on appeal.

1. Whether the court erred in denying the Petition and dismissed the Article 78 Proceeding.

2. Any and all other issues which may arise upon further review of the Record on Appeal.

Party Information

Instructions: Fill in the name of each party to the action or proceeding, one name per line. If this form is to be filed for an appeal, indicate the status of the party in the court of original instance and his, her, or its status in this court, if any. If this for is to be filed for a proceeding commenced in this court, fill in only the party's name and his, her, or its status in this court. Examples of party's original status include: plaintiff, defendant, petitioner, respondent, claimant, defendant third-party plaintiff, third-party defendant, and intervenor. Examples of a party's Appellate Division status include: appellant, respondent, appellant-respondent, respondent-appellant, petitioner, and intervenor.

No.	Party Name	Original Status	Appellate Division Status
1	ST JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC	PETITIONER	APPELLANT
2	JUDITH OGDEN	PETITIONER	APPELLANT
3	DAVID KELEMEN	PETITIONER	APPELLANT
4	ROSE NAPOLITANO	PETITIONER	APPELLANT
5	TOWN OF SMITHTOWN	RESPONDENT	RESPONDENT
6	TOWN OF SMITHTOWN PLANNING BOARD	RESPONDENT	RESPONDENT
7	BARBARA DESORBE, in her official capacity as Chairperson of the Town of Smithtown Planning Board	RESPONDENT	RESPONDENT
8	WILLIAM MARCHESI, in his official Capacity as a member of the Town of Smithtown Planning Board;	RESPONDENT	RESPONDENT
9	THOMAS UNVERZAGT, in his official capacity as member of the Town of Smithtown Planning Board;	RESPONDENT	RESPONDENT
10	GYRODYNE LLC	RESPONDENT	RESPONDENT
11	GYRODYNE COMPANY OF AMERICA, INC.,	RESPONDENT	RESPONDENT
12			
13			
14			
15			
16			
17			
18			
19			
20			

Attorney Information

Instructions: Fill in the names of the attorneys or firms for the respective parties. If this form is to be filed with the notice of petition or order to show cause by which a special proceeding is to be commenced in the Appellate Division, only the name of the attorney for the petitioner need be provided. In the event that a litigant represents herself or himself, the box marked "Pro Se" must be checked and the appropriate information for that litigant must be supplied in the spaces provided.

Attorney/Firm Name: E. Christopher Murray, Esq./Rivkin Radler LLP			
Address: 926 RXR Plaza			
City: Uniondale	State: NY	Zip: 11556-0926	Telephone No: 516-357-3000
E-mail Address: e.murray@rivkin.com			
Attorney Type: ☒ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above: 1-4			
Attorney/Firm Name: BRIAN S. STOLAR HARRIS BEACH, PLLC			
Address: The Omni 333 Earle Ovington Blvd., Suite 901			
City: Uniondale	State: NY	Zip: 11553	Telephone No: (516) 880-8484
E-mail Address: bstolar@harrisbeach.com			
Attorney Type: ☒ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above: 5-9			
Attorney/Firm Name: JOHN M. WAGNER J T. SHEA REBECCA R. SKLAR CERTILMAN BALIN ADLER & HYMAN, LLP			
Address: 100 Motor Parkway, Suite 560			
City: Hauppauge	State: NY	Zip: 11788	Telephone No: 631.979.3000
E-mail Address: rsklar@certilmanbalin.com tshea@certilmanbalin.com jwagner@certilmanbalin.com			
Attorney Type: ☐ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above: 10-11			
Attorney/Firm Name: BRIAN J. WHEELIN JOSEPH L. CLASEN ROBINSON & COLE, LLP			
Address: 666 Third Avenue. 20th Fl			
City: New York	State: NY	Zip: 10017	Telephone No: 212.451.2900
E-mail Address: jclasen@rc.com bwheelin@rc.com			
Attorney Type: ☒ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above: 10-11			
Attorney/Firm Name:			
Address:			
City:	State:	Zip:	Telephone No:
E-mail Address:			
Attorney Type: ☐ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above:			
Attorney/Firm Name:			
Address:			
City:	State:	Zip:	Telephone No:
E-mail Address:			
Attorney Type: ☐ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above:			

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK

ST. JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO,

Petitioners,

- against -

TOWN OF SMITHTOWN, TOWN OF SMITHTOWN PLANNING BOARD, BARBARA DESORBE, in her official capacity as Chairperson of the Town of Smithtown Planning Board; WILLIAM MARCHESI, in his official capacity as a member of the Town of Smithtown Planning Board; DESMOND RYAN, in his official capacity as a member of the Town of Smithtown Planning Board; THOMAS UNVERZAGT, in his official capacity as a member of the Town of Smithtown Planning Board; RICK LANESE, in his official capacity as a member of the Town of Smithtown Planning Board; GYRODYNE, LLC; and GYRODYNE COMPANY OF AMERICA, INC.,

Respondents.

Index No.: 608051/2022

Assigned Justice:
Hon. Maureen T. Liccione, J.S.C.

Mot. Seq. No. 001

NOTICE OF ENTRY

PLEASE TAKE NOTICE that the within is a true copy of the Short Form Order of the

8411361.1

FILED: SUFFOLK COUNTY CLERK 10/18/2024 09:12 AM
INDEX NO. 608051/2022
RECEIVED NYSCEF: 10/18/2024

Supreme Court of the State of New York, County of Suffolk County (Liccione, J.S.C.), dated October 11, 2024 and entered on October 11, 2024.

Dated: Hauppauge, New York
October 18, 2024

CERTILMAN BALIN ADLER & HYMAN, LLP

By: /s/ J. Timothy Shea, Jr.
John M. Wagner, Esq.
J. Timothy Shea, Jr., Esq.
Co-Attorneys for Respondents Gyrodyne, LLC and Gyrodyne Company of America, Inc.
100 Motor Parkway, Suite 560
Hauppauge, NY 11788
(631) 979-3000

ROBINSON & COLE LLP

By: /s/ Brian J. Wheelin
Joseph L. Clasen, Esq.
Brian J. Wheelin, Esq.
Co-Attorneys for Respondents Gyrodyne, LLC and Gyrodyne Company of America, Inc.
Chrysler East Building
666 Third Avenue, 20th Floor
New York, New York 10017
(212) 451-2900

TO: All parties via eFiling

FILED: SUFFOLK COUNTY CLERK 10/18/2024 09:12 AM INDEX NO. 608051/2022
NYSCEF DOC. NO. 175 RECEIVED NYSCEF: 10/18/2024

Short Form Order Index No. 608051/2022

SUPREME COURT – STATE OF NEW YORK
PART 78 – SUFFOLK COUNTY

P R E S E N T:
<u>Hon. Maureen T. Liccione</u>
Justice Supreme Court

--x

ST. JAMES - HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN and ROSE NAPOLITANO,

Petitioners,

-against-

TOWN OF SMITHTOWN; TOWN OF SMITHTOWN PLANNING BOARD; BARBARA DESORBE, in her official capacity as Chairperson of the Town of Smithtown Planning Board; WILLIAM MARCHESI, in his official capacity as a member of the Town of Smithtown Planning Board; THOMAS UNVERZAGT, in his official capacity as a member of the Town of Smithtown Planning Board; GYRODYNE, LLC; and GYRODYNE COMPANY OF AMERICA, INC.,

Respondents.

--x

Mot. Seq. No. 001 – MD/CaseDisp
Orig. Return Date: 05/27/2022
Mot. Submit Date: 07/17/2024

<u>PETITIONERS' ATTORNEY</u>
RIVKIN RADLER, LLP
926 RXR Plaza
Uniondale, NY 11556

<u>RESPONDENTS' ATTORNEYS</u>
HARRIS BEACH, PLLC
Attorneys for Town of Smithtown and Town Planning Board and its Members
The Omni
333 Earle Ovington Blvd., Suite 901
Uniondale, NY 11553

CERTILMAN BALIN ADLER & HYMAN, LLP
Co-Attorneys for Gyrodyne LLC and Gyrodyne Company of America, Inc.
100 Motor Parkway, Suite 560
Hauppauge, NY 11788

ROBINSON & COLE, LLP
Co-Attorneys for Gyrodyne, LLC and Gyrodyne Company of America, Inc.
Chrysler East Building
666 Third Avenue, 20th Fl
New York, NY 10017

Upon reading and consideration of NYSCEF document nos. 1-24, 85-87, and 105-175, it is hereby:

FILED: SUFFOLK COUNTY CLERK 10/18/2024 09:12 AM
NYSCEF DOC. NO. 170 RECEIVED NYSCEF: 10/18/2024

ORDERED AND ADJUDGED that the petition is denied and the Article 78 proceeding is dismissed (motion seq. no 001).

This is a special proceeding brought pursuant to CPLR Article 78 by petitioners (Petitioners) against the Town of Smithtown, the Smithtown Planning Board, the members of the Planning Board in their official capacities (collectively, Planning Board), Gyrodyne LLC and Gyrodyne Company of America, Inc. (Gyrodyne) (collectively, Respondents). The verified petition (Petition) (motion sequence no. 1) seeks a judgment: (1) annulling a findings statement issued pursuant to the SEQRA (New York State Environmental Quality Review Act, Environmental Conservation Law Article 8 and 6 NYCRR Part 617); (2) vacating the preliminary subdivision plat approval issued by the Planning Board for property owned by Gyrodyne known as Flowerfield; and (3) ordering the Planning Board to prepare a supplemental environmental impact statement (SEIS) pursuant to SEQRA. The Petition alleges that the Planning Board's SEQRA action, i.e., granting preliminary subdivision approval to the Flowerfield property was based upon an insufficient environmental review and was, therefore, an abuse of discretion, arbitrary and capricious, violative of lawful procedure and affected by error of law.

By decision and order dated February 6, 2024 this Court granted in part and denied in part Respondents' motions to dismiss the Petition (motion sequence no. 2). The decision and order dismissed most of the original individual petitioners for lack of standing, dismissed the Village of the Head of the Harbor for lack of capacity to sue and amended the caption to reflect the remaining parties. Respondents have answered the Petition and the Planning Board has submitted the administrative record.

Facts

The Flowerfield property is an approximately 75 acre parcel in the Town of Smithtown situated on the east side of Mills Pond Road between NYS Route 25A and the Long Island Railroad. According to the Petition it is bordered on the south by property owned by Stony Brook University and single-family residences. The Stony Brook University campus is located to the southeast. Across Route 25A to the north is the 216 acre Avalon Nature Preserve, which runs to Stony Brook Harbor. Also across Route 25A are portions of the Village of the Head of the Harbor and Village residential properties. The Flowerfield property is zoned Light Industrial (LI) and

FILED: SUFFOLK COUNTY CLERK 10/18/2024 09:12 AM INDEX NO. 608051/2022
NYSCEF DOC. NO. 170 RECEIVED NYSCEF: 10/18/2024

Residential (R-43).[1] The preexisting lots on the Flowerfield property currently are developed with the Flowerfields Celebration catering facility, offices, and light industrial uses.

In December 2017 Gyrodyne submitted an application to the Planning Board for a proposed action, i.e., conceptual approval of a nine lot preliminary subdivision plat of the partially developed Flowerfield property in compliance with the LI zoning. As further detailed below, the original nine lot proposed preliminary subdivision would have included the existing uses and new lots containing a proposed hotel, assisted living facility, offices, open space, roadways, and a sewage treatment plant.

Prior to engaging in the SEQRA and preliminary subdivision approval process, the Planning Board held a public hearing on November 15, 2017 in order to alert the public of the proposed action and to elicit public comment. Thereafter, on May 9, 2018, the Planning Board issued a SEQRA Positive Declaration which required Gyrodyne to prepare Draft Environmental Impact Statement (DEIS). The Positive Declaration identified various areas of potential environmental arising from the proposed action, including potential visual and community character impacts, drainage and wastewater-related impacts, traffic impacts, growth-inducing impacts, and conformance with the Town of Smithtown draft comprehensive plan.

On the same day the Planning Board issued the Positive Declaration, Gyrodyne submitted a draft scope of the issues presented by its proposed action to be reviewed in the DEIS pursuant to 6 NYCRR 617.8 (d). The draft scope was submitted for public review and comment which was open for 45 days or until June 22, 2018. On July 7, 2018, the Planning Board issued a final scope of the issues to be reviewed in the DEIS.

The Planning Board accepted the DEIS as complete on December 11, 2019. A public hearing on the DEIS was held on January 8, 2020 and public comments were accepted until early February. A Final Environmental Impact Statement (FEIS) was accepted on March 10, 2021 and a public review period on the Final Environmental Impact Statement (FEIS) ensued. On March 30, 2022 the Planning Board adopted a SEQRA Findings Statement premised upon the FEIS and the modifications to the original application proposed therein and held a public hearing on the proposed subdivision. At the conclusion of the March 30, 2022 subdivision hearing the Planning Board adopted Resolution No. 14-2022 granting preliminary subdivision approval.

[1] The preliminary subdivision plat approval proposes no development for the portions of the property zoned R-43.

As noted above, the original subdivision application reviewed in the DEIS proposed to subdivide the Flowerfield property into nine lots. Lots 1 and 2 included the existing light industrial uses as well as the existing Flowerfields Celebrations catering hall. Proposed lot 3 was to be utilized for land banked parking with 181 spaces for potential future overflow from the existing light industrial uses. Proposed lot 4 included a 150-room hotel with a 150-seat restaurant, a 10,000 square foot spa and a 500 seat conference center, and offices related to Stony Brook University and Hospital uses. Proposed lots 5 and 6 envisioned office space related to Stony Brook University and the Hospital. Lots 7 and 8 were proposed for a 220 unit assisted living facility. Proposed lot 9 was to be held in common ownership with the other lots and would contain more than 24 acres of open space, internal roadways, drainage, and a proposed sewage treatment plant designed to serve the entire proposed nine lot subdivision (FEIS, NYSCEF Doc No. 151, pp 4-5).

Apparently as a result of the DEIS public comment and hearing process, the FEIS modified the proposed action to provide for eight instead of nine lots, including, as noted above, three lots with the preexisting LI uses. The revised configuration increased the possible office space floor area and the number of assisted living units by 30. It reduced the number of hotel rooms by 25, removed the 10,000 square foot hotel spa, the 250 seat hotel restaurant, and the hotel 500 seat conference center and added a small multi-purpose room with no kitchen facilities. There was no longer a lot devoted to land banked parking, with parking now provided for each of the proposed uses. The total number of acres reserved for open space, including managed landscaping and two miles of walking and bicycle trails would be 35.4 or 47.2% of the total site (SEQRA Findings, NYSCEF Doc. No.169, p.12).

The SEQRA Findings Statement issued on March 30, 2022 was based upon the FEIS review of this modified eight lot subdivision proposal. The SEQRA Findings Statement concluded that "[c]onsistent with social, economic and other essential considerations from among the reasonable alternatives available" the action proposed in the FEIS "minimizes or avoids adverse environmental effects to the maximum extent practicable" (*id.*).

According to the SEQRA Findings Statement, the eight lot preliminary subdivision plat which was approved by the Planning Board mitigated the potential environmental impacts of the original nine lot subdivision proposal. The Planning Board concluded that the eight lot modified configuration retained one hundred more trees, reduced sanitary effluent discharge and nitrogen load, reduced impervious cover from 35.8 acres to 32 acres, increased natural landscape cover

from 9.1 acres to 9.5 acres, increased open space, provided for shared parking for lots 1 and 2 based on compatible times of use instead of dedicating an entire lot to land banked parking, and relocated the sanitary leaching area from the 2-10 year groundwater contributing/travel time area for Stony Brook Harbor, and into the 10-25 and 25-50 year travel time areas (Barnes affidavit, NYSCEF Doc No. 108; FEIS, NYSCEF Doc. No. 151, pp 3-7; Findings Statement, NYSCEF Doc. No. 169).

The Respondent Planning Board indicated in the SEQRA Findings Statement that the next step for Gyrodyne to pursue if it wishes to construct the proposed improvements would be to obtain site plan approval from the Town of Smithtown Board of Site Plan Review and special use permits for some of the proposed uses. According to the Planning Board's submissions, the proposed improvements on each individual lot would be subject to further review by the separate Board of Site Plan Review in accordance with the environmental thresholds and covenants and restrictions (C&Rs) set forth in the Findings Statement.[2]

Notably, while the Notice of Petition indicates that it is challenging the Planning Board's preliminary subdivision approval, the Petition itself does not challenge the approval which actually was granted by the Planning Board. As discussed above, the Planning Board resolution granted preliminary subdivision approval to divide the Flowerfield property into eight lots. The Petition does not address the eight lot subdivision; rather, it challenges the original nine lot preliminary subdivision application which never was approved and which was not the subject of either the FEIS or the SEQRA Findings Statement (Petition, NYSCEF Doc No. 1, ¶¶38-43 ["Gyrodyne has proposed to develop the property by subdividing it into nine lots"]; Memorandum of Law in Support of Article 78 Petition, NYSCEF Doc No. 24, pp 3-4 [describing the original nine lot subdivision application with a 250 room hotel and land banked parking as the action Petitioners are challenging]; Petitioners' Reply Memorandum of Law in Further Support of the Petition, NYSEF Doc. No. 173 p 3 ["Gyrodyne has proposed to develop the property by subdividing it into nine lots"]). Furthermore, the traffic engineering report submitted in support of the Petition references the "hotel and conference center" proposed in the original nine lot application and

---

[2] "[T]he Board of Site Plan Review will review all submitted site plan applications for consistency with the development limitations (e.g. wastewater generation, traffic generation, and visual impacts upon historic resources) contained in these Findings and will have the prerogative to require further SEQRA review and conditions if warranted by specific details of one or more particular site plan application(s)" (Findings Statement, NYSCEF Doc No. 169, p 3).

FILED: SUFFOLK COUNTY CLERK 10/18/2024 09:12 AM
INDEX NO. 608051/2022
RECEIVED NYSCEF: 10/18/2024

disregards that the conference center was eliminated from the eight lot approval issued by the Planning Board (Schneider Report, NYSCEF Doc No. 14, ¶ 33). Finally, the Petition does not attach the Planning Board resolution granting preliminary site plan approval for an eight lot subdivision—the action which the Planning Board took at the conclusion of the SEQRA process.[3]

The failure to challenge the action taken by the Planning Board---preliminary approval of an eight lot subdivision---is fatal to the Petition. Nevertheless, since the Petition challenges the FEIS and the SEQRA Findings Statement as inadequate, each of the allegations asserting these flaws is reviewed herein.

Legal Standards

SEQRA makes environmental protection a concern of every government and municipal agency. It requires municipal decision makers to identify environmental impacts of a proposed action, balance them against relevant social and economic considerations, minimize adverse environmental effects to the maximum extent practicable, and then articulate the bases for their choices (*Matter of Jackson v New York State Urb. Dev. Corp.*, 67 NY2d 400 [1986]). "The heart of SEQRA is the Environmental Impact Statement (EIS) process" (*id.*, at 415). "Once an agency determines that an EIS is required, it must prepare or cause to be prepared a Draft EIS (DEIS)" (*id.*). After the DEIS is reviewed by the public, the agency must prepare an FEIS and submit it for public review. Before approving a proposed action, a municipal board must consider the FEIS, make written findings that the SEQRA requirements have been met, and prepare a written statement of the facts and conclusions relied on in the FEIS or comments (*id.*). An action may not be approved unless the agency makes "an explicit finding that the requirements of SEQRA have been met and that consistent with social, economic and other essential considerations, to the maximum extent practicable, adverse environmental effects revealed in the environmental impact statement process will be minimized or avoided" and that, "consistent with social, economic and other essential considerations, to the maximum extent practicable, adverse environmental effects revealed in the environmental impact statement process will be minimized or avoided by

[3] SEQRA includes within the definition of an action "agency planning and policy making activities that may affect the environment and commit the agency to a definite course of future decisions" (6 NYCRR 617.2 [b] [3]). Thus, the action at issue here is not the underlying SEQRA process or issuance of the SEQRA Findings Statement, but, rather, is the preliminary subdivision approval via Resolution No. 14-2022 (*see*, e.g., *Stop-The-Barge v Cahill*, 1 NY 3d 218, 223 [2003] ["an agency action is final when the decisionmaker arrives at a "definitive position on the issue that inflicts an actual, concrete injury"]).

incorporating as conditions to the decision those mitigative measures which were identified as practicable" (*id.*, [internal citations and quotations omitted]).

"Judicial review of an agency determination under SEQRA is limited to "whether the agency identified the relevant areas of environmental concern, took a 'hard look' at them, and made a 'reasoned elaboration' of the basis for its determination" (*Matter of Riverkeeper, Inc. v Plan. Bd. of Town of Southeast*, 9 NY3d 219, 231–32 [2007], *quoting Matter of Jackson v New York State Urban Dev. Corp.*, 67 NY2d 400 [1986]). "It is not the role of the courts to weigh the desirability of any action or choose among alternatives, but to assure that the agency itself has satisfied SEQRA, procedurally and substantively" (*Matter of Jackson*, at 416). Moreover, "not every conceivable environmental impact, mitigating measure or alternative must be identified and addressed before a final environmental impact statement will satisfy substantive requirements of [SEQRA]" (*Aldrich v Pattison*, 107 AD2d 258, 266 [2d Dept 1985]). "[T]he 'hard look' standard of review does not authorize court to conduct detailed de novo analysis of every environmental impact of, or alternative to, proposed project, which was included in, or omitted from, the final environmental impact statement" (*id.*, at 267).

Each of the environmental impacts the Petition alleges the Planning Board inadequately considered is reviewed below in accordance with these legal standards.

Impact on Neighborhood Characteristics

The Petition asserts that the FEIS and the SEQRA Findings Statement are "silent" and have "absolutely no analysis of the impact" the subdivision approval will have "on the existing neighboring community" as required under SEQRA (Petition, NYSCEF Doc No. 1, ¶ 54; Petitioner's Reply Memorandum of Law in Further Support of the Article 78 Petition, NYSCEF Doc No. 7, p. 7). The Petition alleges that the "EIS[4] …does not consider the project's impact on the character of the historic, undeveloped, and residential nature of the community" and that "the EIS does not consider…whether this substantial development will be detrimental to the overall character of the neighborhood" (Petition, NYSCEF Doc. No. 1, ¶ 51). Petitioners' Reply Memorandum of Law further cites to SEQRA's related requirement for review of another potential impact of a proposed action, i.e., where it may "create[] of a material conflict with a community's current plans or goals as officially approved or adopted" (Petitioners' Reply Memorandum of Law

[4] This reference to an EIS does not distinguish between the DEIS or the FEIS, which are qualitatively different.

FILED: SUFFOLK COUNTY CLERK 10/18/2024 09:12 AM INDEX NO. 608051/2022
NYSCEF DOC. NO. 170 RECEIVED NYSCEF: 10/18/2024

in Further Support of the Petition, NYSCEF Doc No. 173, p. 6, *quoting Matter of Village of Chestnut Ridge v Town of Ramapo*, 45 AD3d 74, 94 [2d Dept 2007]).

While Petitioners describe the neighborhood and community as residential and rural, the Petition also recites that the surrounding community includes the Stony Brook University campus and the Long Island Railroad (Petition, NYSCEF Doc. No. 1, at ¶ 35). Further, the Petition acknowledges that the neighborhood includes the light industrial uses, offices, and the Flowerfields Celebrations catering hall, which has capacity for 874 persons, already on the property. According to data in the DEIS, these preexisting improvements cover 41% the Flowerfield property (DEIS, NYSCEF Doc No. 8, pp 2-1, 2-3, 12-1).

Contrary to Petitioners' allegations, neighborhood character is considered extensively in the SEQRA Findings Statement which imposes a number of measures intended to mitigate potential adverse impacts. The SEQRA Findings Statement notes the National Register Mills Pond Historic District on the north side of Route 25 and imposes C&Rs on the subdivision which include buffers up to 200 feet, vegetation, and restrictions on the location of structures. Respondents also note the New York State Office of Historic Preservation's approval of several of the mitigation requirements. The SEQRA Findings Statement assertion that the C&Rs imposed by the Planning Board surpass those afforded by the National Register of Historic Places is uncontested by Petitioners.

Notably, the subdivision is in compliance with local zoning and the Town of Smithtown draft comprehensive plan (which now is final), demonstrating its compliance with neighborhood characteristics and its conformity "with community's current plans or goals as officially approved or adopted" (6 NYCRR 617.7 [c] [1] [iv]). It is well settled that "the inclusion of a permitted use in a local zoning ordinance is tantamount to a legislative finding that the permitted use is in harmony with the general zoning plan and will not adversely affect the local community" (*Matter of WEOK Broadcasting Corp. v Planning Bd. of Town of Lloyd*, 79 NY2d 373, 383 [1992]; *see also Matter of Retail Prop. Trust v Bd. of Zoning Appeals of Town of Hempstead*, 98 NY2d 190, 195 [2002] [noting uses allowed by special permit are in harmony with the neighborhood]). Here, the Flowerfield property is zoned in the LI District and contemplates only uses permitted in that district either as of right or by special permit. The subdivision requires no zone change or use variance.

In accordance with New York State Town Law, a comprehensive plan identifies the goals, objectives, principles and standards for the immediate and long-range protection, enhancement, growth, and development of areas of a town outside of an incorporated village (Town Law § 272-a). A comprehensive plan considers regional needs, historic and cultural resources, population, demographic and socio-economic trends and future projections, existing and future housing needs, present and potential future general location of commercial and industrial uses and policies for improving the local economy (*id.*).

Petitioners respond that the proposed subdivision conflicts with the Head of the Harbor Village's residential zoning and that a proposed action's compliance with "applicable zoning laws is 'by no means determinative' of SEQRA review" (Petitioners' Reply Memorandum of Law in Further Support of the Article 78 Petition, NYSCEF Doc. No. 173, p. 7, *citing Matter of WEOK Broad. Corp.*, 79 NY2d at 382-83).[5] However, Petitioners cite to no caselaw or statute which requires one municipality to comply with the zoning law of another. As noted above, the SEQRA Findings underlying the Planning Board's grant of preliminary subdivision approval require extensive buffers and screening between the LI uses and residential uses and to protect the scenic vistas.

Traffic

The Petition asserts that the Planning Board failed to take a "hard look" at the potential adverse traffic impacts which allegedly would be generated by the subdivision approval. In so doing, the Petition cites to the appropriation decision in *Gyrodyne v State of New York*, (UID No. 2010-033-604 [Ct Cl, Lack, J., June 21, 2010]) to contend that in the 2010 trial the Gyrodyne traffic expert conceded that LI development of the Flowerfield property would generate a 3,206% increase in traffic (Court of Claims Decision) (Petition, NYSCEF Doc No. 1, ¶ 59). This contention is misleading. The language of the Court of Claims Decision languages was reciting the trial testimony of a traffic expert, which was that 2005 traffic data indicated that a 4,000,000 square

[5] This quote is out of context. The entire passage is as follows: "That is not to say that local zoning laws are irrelevant to determinations made pursuant to SEQRA. They are indeed relevant. For example, the inclusion of a permitted use in a local zoning ordinance is tantamount to a legislative finding that the permitted use is in harmony with the general zoning plan and will not adversely affect the local community (internal citations omitted). Thus, here, *although by no means determinative*, it should not be overlooked that the aesthetic visual impact of the towers, was, we presume, considered at the time that radio and television towers were included as permitted uses in the Designed Business zone is (*Matter of WEOK Broad. Corp.* [79 NY2d at 382–83] [emphasis added]. Because the cell towers at issue were permitted uses in the designated area under the zoning code, the Appellate Division reversed the planning board's permit denials.

foot office and light industrial development could potentially generate this vast increase in traffic (*id.*, NYSCEF Doc. No. 15, p. 9). The Petition's partial recitation of the Court of Claims' summary of testimony simply has no relevance to the potential traffic impacts of the instant subdivision approval of a much smaller 75 acre parcel, which adds 153,110 square feet of office space.

The Petition also argues that the DEIS and FEIS traffic studies are outdated because they are premised on data collected in 2017-2018 which should be updated in a SEIS. The Petitioners, however, offer no dispute to Respondents' evidence that the DEIS provided for an "industry-standard growth calculation to extrapolate the ambient growth impacts" on the traffic analysis (DEIS, Vol 1, NYSCEF Doc No. 133, p 9-3) (*see Matter of Riverkeeper, Inc. v Planning Bd. of Town of Southeast*, 9 NY3d 2019 [2007] [proper to extrapolate five year old traffic data using industry standards]; *Matter of Jackson v New York State Urban Dev. Corp.*, 67 NY2d 400, 425 [1986] [SEQRA process "necessarily ages data"]). It is further undisputed that the Covid-19 New York Pause, which caused total and partial shutdowns of office uses and lasted, in part, until after the March 20, 2022 subdivision approval resolution, resulted in atypical low levels of traffic which could have artificially lowered the projected traffic impacts.

The over 100 pages of traffic impact studies in the DEIS reviewed seventeen intersections located within two miles of the Flowerfield property and identified many traffic mitigation measures, including roadway improvements and limits on the final development so as to limit the number of vehicles on site. The mitigation measures in the FEIS included signalization, striping changes, shifting lanes, turning lanes, retiming signals, and adding left turn arrows. The Town of Smithtown Traffic Safety Department and the Town of Brookhaven Division of Traffic Safety independently confirmed that the traffic study methodology conformed to general industry standards.

Impact on Water Resources

The Petition alleges that: (1) the Planning Board did not adequately study potential impacts of increased sanitary effluent on water resources (Petition, NYSCEF Doc No. 1, ¶¶ 64-67); (2) the subdivision approval does not comply with recommendations from the 2020 Suffolk County Watersheds Management Plan (SWP) (*id.*, ¶¶ 65, 66); (3) the proposed sewage treatment plant location is too close to Stony Brook Harbor (*id.*, ¶ 67); (d) mitigation of pharmaceuticals and monitoring and enforcement were not addressed (*id.*, ¶¶ 68-69); and (5) the Planning Board was

"duplicitous" in not addressing the connection of the sewage treatment plant to the St. James business district (*id.*, ¶ 70). These allegations are contradicted by the record.

The DEIS and FEIS provided detailed studies demonstrating that there will be a reduction in nitrogen levels from the proposed action compared to the current nitrogen discharge levels. As noted in the SEQRA Findings Statement, these uncontroverted studies demonstrate that the existing uses presently release 6.95 pounds per day of nitrogen. They further reveal that the requirement to tie the sewage treatment plant to the existing uses and all the proposed new uses, nitrogen loading is expected to be reduced below current levels to 5.84 pounds per day, thereby providing an environmental benefit.

Next, contrary to the allegations in the Petition, the sewage treatment plant was considered in the FEIS and anticipatorily in the DEIS. The SEQRA Findings Statement addressed the sewage treatment plant by altering the original proposed subdivision configuration and requiring the relocation of the wastewater discharge pools to the east side of the plant. The SEQRA Findings Statement indicates this change will increase wastewater leaching travel times from the original prediction of less than ten years to 10-25 years in order to further mitigate the impacts (SEQRA Findings, NYSCEF Doc No. 169, p. 14).

While the Petition asserts that the Planning Board did not consider mitigation of pharmaceutical waste generated by the proposed assisted living facility, the DEIS specifically addressed the treatment process (DEIS, NYSCEF Doc No. 133, pp. 7-23) and enforcement by the Town of Smithtown and Suffolk County Department of Health Services. Finally, the notion of connecting the St. James Business District to the STP was discussed as a possible alternative in the DEIS, but is not part of the approved subdivision plan, i.e., the SEQRA action which ostensibly is being challenged.

Cumulative Impacts

Petitioners contend that the Planning Board did not consider the cumulative impacts of the proposed subdivision because it did not include the development potential of adjacent undeveloped and underdeveloped parcels within close proximity to the Flowerfield property. However, Planning Board's contention is that it did consider the projects identified in the Petition and concluded that they were purely speculative, were not in compliance with zoning regulations, or already had been rejected. The record is devoid of any overall plan or proposal encompassing a larger area or additional parcels as part of the proposed subdivision.

Under SEQRA, a lead agency, such as the Planning Board herein, is required to assess "reasonably related" cumulative impacts, including other simultaneous or subsequent actions that are included an any "long-range plan of which the action under consideration is a part," "likely to be undertaken as a direct result thereof" or "dependent thereon" (6 NYCRR 617.7 [c] [2], 617.9 [b] [iii] [a]). Common geography of projects that are not part of a single overall plan is not a cumulative impact analysis consideration (*Matter of Long Is. Pine Barrens Soc'y. v Planning Bd. of Town of Brookhaven*, 80 NY2d 500, 513-15 [1992]; *Matter of Village of Westbury v Dept of Transp. of State of N.Y.*, 75 NY2d 62 [1989]). Here, no proposed actions which fit these regulatory criteria have been identified by the Petitioners.

Displacement of Existing Businesses

Without citing any data or evidence, the Petitioners predict that the subdivision will displace current office tenants and assert that the Planning Board did not examine whether the subdivision could have this negative impact. However, the DEIS did consider these potential impacts on local businesses and noted that the subdivision will coordinate with the nearby business uses including the Flowerfields Celebrations catering facility, Stony Brook University and the Stony Brook Research and Development Park (DEIS, NYSCEF Doc No. 8, pp. 1-10, 2-1).

Historic and Cultural Resources

A portion of the Flowerfield property is located in the Mills Pond Historic District, which is listed on the National Register of Historic Places and a number of historic structures are adjacent to the property. In addition, the portions of Route 25A in the area are designated as an historic corridor. The Petition alleges that "no real effort is made [in the EIS] to address how the project and the inevitable traffic will affect the historic buildings and the historic area" and asserts that "the EIS simply relies on a buffer along the property's boundaries as if that solves all problems" (Petition, NYSCEF Doc No. 1, ¶ 85). The Petition also asserts that "no plan has been put forth to ensure the continued maintenance and repair of the historic structures" (*id.*, at 83).

However, the record reveals that these impacts were subjected to a "hard look." The Long Island Institute of Archeology conducted several studies in conjunction with the SEQRA review. The historic resources also were analyzed by the New York State Historic Preservation Office which concluded that the subdivision presented no adverse impacts. In addition, the area closest to the Historic District is already developed with the Flowerfields Celebrations catering facility

and various LI uses. The two historic buildings are located on proposed Lot 2 and will be preserved. The remaining portions of the Flowerfield property do not contain an historic structure.

The SEQRA Findings Statement dedicates much attention to the potential impacts on historical and cultural resources of the area and imposed C&Rs to mitigate the potential impacts. As noted above, among these conditions are 200 foot buffers, retention of viewscapes, limitations on building heights, plantings of native vegetation, and walking trails.

Open Space

As noted above, the subdivision configuration includes almost 36 acres of landscaped and natural open space or 47% of the total lot area, which includes walking paths and bicycle lanes marked by signage and which will be open to the public, all of which is consistent with the Town of Smithtown's Comprehensive Plan.

Native Plants

The C&Rs contained in the SEQRA Findings Statement and incorporated into the preliminary subdivision approval require solely native plantings in the buffer areas. The Petitioners' allegation that this condition is inadequate because it does not specify the exact species of the plants does not constitute a failure to take a "hard look." The specific species of plants would likely be designated in the site plan approval process for individual lots.

Conclusions

The record demonstrates that the Planning Board took the requisite "hard look" and mitigated the potential adverse environmental impacts of subdivision approval to the maximum extent practicable. Accordingly, the Petition is denied, and the Article 78 proceeding is dismissed. The parties' remaining contentions have been considered and are either without merit or are unnecessary to this determination.

The foregoing constitutes the decision, judgment and order of the Court.

ENTER

DATE: October 11, 2024
Riverhead, NY

HON. MAUREEN T. LICCIONE, J.S.C.

_X_ FINAL DISPOSITION ____ NON-FINAL DISPOSITION

CERTIFICATE OF SERVICE

I hereby certify that on October 28, 2024, the

NOTICE OF APPEAL, INFORMATION SHEET and THE ORDER

was served on

HARRIS BEACH, PLLC
Attorneys for Respondents
Town of Smithtown and Town Planning Board and its Members

CERTILMAN BALIN ADLER & HYMAN, LLP
Co-Attorneys for Respondents
Gyrodyne LLC and Gyrodyne Company of America, Inc.

ROBINSON & COLE, LLP
Co-Attorneys for Respondents
Gyrodyne, LLC and Gyrodyne Company of America, Inc.

via electronic mail through NYSCEF at the following email addresses:

- JOSEPH L. CLASEN - jclasen@rc.com
- J T. SHEA - tshea@certilmanbalin.com
- MARTIN F. SIMON - msimon@tosgov.com
- REBECCA R. SKLAR - rsklar@certilmanbalin.com
- BRIAN S. STOLAR - bstolar@harrisbeach.com
- JOHN M. WAGNER - jwagner@certilmanbalin.com
- BRIAN J. WHEELIN - bwheelin@rc.com

Dated: Uniondale, New York
October 28, 2024

Yours, etc.,

RIVKIN RADLER LLP
Attorneys for Petitioners-Appellants
ST JAMES – HEAD OF THE HARBOR
NEIGHBORHOOD PRESERVATION
COALITION, INC.; JUDITH OGDEN;
DAVID KELEMEN; and ROSE NAPOLITANO

By: E. Christopher Murray

E. Christopher Murray, Esq.
926 RXR Plaza
Uniondale, New York 11556-0926
(516) 357-3000